Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Greg Eden 508-293-7195 eden_greg@emc.com

EMC REPORTS STRONG FOURTH QUARTER RESULTS

Revenue Up 25% Year-to-Year as Customers Embrace EMC’s Broad Set of Information

Lifecycle Management Solutions, both Documentum and LEGATO Achieve Record Results

HOPKINTON, Mass. – January 22, 2004 – EMC Corporation (NYSE:EMC) today reported fourth-quarter and full fiscal year financial results for 2003, reflecting strong customer demand for the company’s broad portfolio of systems, software and services for information lifecycle management.

Total consolidated revenue for EMC’s fourth quarter was $1.86 billion, 25% higher than the $1.49 billion reported for the fourth quarter of 2002. Net income for the fourth quarter was $220 million or $.09 per diluted share, including a net benefit of $.01 resulting from certain income tax benefits, partially offset by restructuring and other special charges primarily related to the completed acquisitions of LEGATO Systems, Inc., and Documentum, Inc. This compares with a net loss of $64 million or ($.03) per share for the fourth quarter of 2002.

Total consolidated revenue for EMC’s full 2003 fiscal year was $6.24 billion, 15% higher than the $5.44 billion reported for the full 2002 fiscal year. Net income for the full 2003 fiscal year was $496 million or $.22 per diluted share, compared with a net loss of $119 million or ($.05) per share for the full 2002 fiscal year.

Joe Tucci, EMC’s President and CEO, said, “The strength of our broadened product portfolio, combined with outstanding execution and an improving global economy, made for a solid finish to 2003. Our information lifecycle management strategy is being well received by both long-standing and new customers who are grappling with the challenges of compliance, information protection and constrained budgets. EMC strengthened its market position and clearly gained share in 2003.”

Tucci continued, “I could not be prouder of the EMC team. The impact of helping our customers control both their information and their costs is evident in today’s results. Our innovation engine continued to run in overdrive throughout the year, enabling us to rapidly deliver new capabilities and functionality to our customers, who will reap even greater benefits from our aggressive product development in 2004.”

EMC’s revenue growth was strong across all major business segments and geographies in the fourth quarter. EMC Symmetrix, CLARiiON and Centera networked storage systems and core EMC software and services, which excludes revenue from LEGATO Software and

Documentum, each experienced double-digit sequential revenue growth compared with the third quarter of 2003. Total CLARiiON revenue, which includes systems and related software, reached nearly $1 billion for the full year, continuing to rapidly gain share in the mid-tier storage market. Connectivity revenues also had double-digit sequential growth, stimulated by high demand for EMC’s groundbreaking new NAS Gateway, the Celerra NS600G. Consolidated international revenue grew 33% compared to the same period a year ago, representing a record 43% of EMC’s fourth quarter revenues.

Bill Teuber, EMC’s Executive Vice President and Chief Financial Officer, said, “For the year we reached and exceeded every major financial goal we set at the start of 2003. We were increasingly profitable during each quarter of 2003 and grew revenues every quarter over the preceding one throughout the year. Our crisp execution translated into continued improvements in our cost structure and additional margin expansion. We ended the year with the strongest balance sheet in EMC’s history with more than $6.9 billion in cash and investments.”

During the fourth quarter, EMC completed the acquisitions of LEGATO Systems, Inc., on October 20, and Documentum, Inc., on December 18, significantly expanding the world’s most comprehensive portfolio of information lifecycle management solutions. LEGATO and Documentum each achieved record revenue during the fourth quarter. LEGATO and Documentum revenue recognized after the respective closings of these acquisitions are included in EMC’s fourth quarter and full fiscal year results.

EMC’s market-leading Symmetrix DMX high-end storage systems were named “Product of the Year” for 2003 among all disk and disk subsystems by TechTarget’s Storage magazine and Searchstorage.com. Among other highlights of the fourth quarter, EMC continued to broaden its product portfolio and gain industry-wide recognition for delivering innovation and award-winning service to customers around the globe. EMC unveiled a series of new mid-tier network-attached storage (NAS) systems, including the NS600G NAS Gateway and NetWin 200 systems. EMC’s LEGATO Software division delivered enhancements to its RepliStor for Windows Storage Server solution, allowing for the support of many-to-one and one-to-many replication configurations for data consolidation on a Windows Storage Server. Both EMC and LEGATO were recognized by the Service and Support Professionals Association (SSPA) for outstanding customer support. DM Review magazine selected EMC as the Best Storage Solutions Provider for 2003, and Contingency Planning & Management (CPM) magazine inducted EMC into the CPM Hall of Fame for its contributions to business continuity.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions, divestitures or business combinations that may be completed after the date hereof. These statements supersede all prior statements regarding Business Outlook set forth in prior EMC news releases.

•	Consolidated revenues for the first quarter of 2004 are expected to be approximately $1.8 billion to $1.835 billion.
•	Diluted earnings per share for the first quarter of 2004, excluding an approximate charge of $.01 associated with the acquisition of VMware, Inc, should be $.06. Including the charge, earnings per share should be $.05.

•	Consolidated revenues for 2004 are expected to grow at 25%+, slightly exceeding $7.8 billion.
•	Gross margins should slightly exceed 50% during some point prior to the fourth quarter of 2004, with some natural ebb and flow between quarters based on a variety of factors, including volume and mix.
•	Selling, general and administrative expenses, as a percentage of revenue, should be in the mid 20% range for 2004.
•	Research and development expenses, as a percentage of revenue, should be approximately 12% for 2004.
•	Amortization expense attributable to the LEGATO, Documentum and VMware acquisitions should be approximately $125 million for 2004.
•	Operating income, as a percentage of revenue, should reach the mid-teens by the fourth quarter of 2004.
•	Interest income is expected to be lower in 2004 compared with 2003.
•	The income tax rate, as a percentage of pre-tax income, is expected to be approximately 30% for 2004.
•	Excluding the impact of its stock buy-back program, EMC expects to have approximately 2.5 billion diluted shares outstanding for the full year 2004.

About EMC

EMC Corporation (NYSE: EMC) is the world leader in products, services and solutions for information storage and management that help organizations extract the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC’s products and services can be found at www.EMC.com.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) risks associated with strategic investments and acquisitions, including the challenges and costs of integration, restructuring and achieving anticipated synergies associated with the acquisitions of LEGATO Systems, Inc., Documentum, Inc. and VMware, Inc.; (ii) adverse changes in general economic or market conditions; (iii) delays or reductions in information technology spending; (iv) the transition to new products, the uncertainty of customer acceptance of new product offerings, and rapid technological and market change; (v) insufficient, excess or obsolete inventory; (vi) competitive factors, including but not limited to pricing pressures; (vii) component quality and availability; (viii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

EMC CORPORATION

Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2003	2002	2003	2002
Revenues:
Net sales	$1,401,854	$1,148,807	$4,723,554	$4,219,156
Services	460,656	340,591	1,513,254	1,219,196

	1,862,510	1,489,398	6,236,808	5,438,352

Cost and expenses:
Cost of sales	731,502	721,599	2,664,162	2,614,482
Cost of services	205,970	180,032	730,588	705,028
Research and development	188,410	186,796	718,470	781,457
Selling, general and administrative	488,187	393,054	1,656,164	1,680,814
Restructuring and other special charges	40,482	150,402	66,267	150,402

Operating income (loss)	207,959	(142,485)	401,157	(493,831)

Investment income	38,007	69,734	187,803	256,153
Interest expense	(319)	(3,071)	(3,030)	(11,415)
Other expense, net	(5,081)	(16,436)	(14,907)	(47,394)

Income (loss) before taxes	240,566	(92,258)	571,023	(296,487)
Income tax provision (benefit)	20,469	(28,342)	74,915	(177,781)

Net income (loss)	$220,097	$(63,916)	$496,108	$(118,706)

Net income (loss) per weighted average share, basic	$0.10	$(0.03)	$0.22	$(0.05)

Net income (loss) per weighted average share, diluted	$0.09	$(0.03)	$0.22	$(0.05)

Weighted average shares, basic	2,285,795	2,193,269	2,211,544	2,206,294
Weighted average shares, diluted	2,325,593	2,193,269	2,237,656	2,206,294

As a % of total revenue:
Gross margin	49.7%	39.5%	45.6%	39.0%
Selling, general and administrative	26.2%	26.4%	26.6%	30.9%
Research and development	10.1%	12.5%	11.5%	14.4%
Operating income (loss)	11.2%	-9.6%	6.4%	-9.1%
Net income (loss)	11.8%	-4.3%	8.0%	-2.2%

EMC CORPORATION

Consolidating Statement of Income

Three Months Ended December 31, 2003

(in thousands, except per share amounts)

(Unaudited)

	EMC	Legato (1)	Documentum (2)	Consolidated
Revenues:
Net sales	$1,336,556	$40,409	$24,889	$1,401,854
Services	417,924	36,890	5,842	460,656

	1,754,480	77,299	30,731	1,862,510
Costs and expenses:
Cost of sales	723,526	5,770	2,206	731,502
Cost of services	192,411	11,483	2,076	205,970
Research and development	172,402	14,382	1,626	188,410
Selling, general and administrative	442,050	36,190	9,947	488,187
Restructuring and other special charges	11,342	19,640	9,500	40,482

Operating income (loss)	$212,749	$(10,166)	$5,376	207,959

Investment income				38,007
Interest expense				(319)
Other expense, net				(5,081)

Income before taxes				240,566
Income tax provision				20,469

Net income				$220,097

Net income per weighted average share, basic				$0.10

Net income per weighted average share, diluted				$0.09

Weighted average shares, basic				2,285,795
Weighted average shares, diluted				2,325,593
As a % of total revenue:
Gross margin	47.8%	77.7%	86.1%	49.7%
Selling, general and administrative	25.2%	46.8%	32.4%	26.2%
Research and development	9.8%	18.6%	5.3%	10.1%
Operating income (loss)	12.1%	-13.2%	17.5%	11.2%
Net income				11.8%

(1)	From date of acquisition (October 21, 2003) through December 31, 2003.
(2)	From date of acquisition (December 19, 2003) through December 31, 2003.

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

(Unaudited)

	December 31,	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$1,869,426	$1,686,598
Short-term investments	928,248	864,743
Accounts and notes receivable, less allowance for doubtful accounts of $39,482 and $50,551	952,421	881,325
Inventories	514,015	437,805
Deferred income taxes	271,746	250,197
Other current assets	151,448	96,580

Total current assets	4,687,304	4,217,248
Long-term investments	4,109,911	3,134,290
Property, plant and equipment, net	1,610,182	1,624,396
Intangible and other assets, net	901,767	365,557
Goodwill, net	2,711,677	205,030
Deferred income taxes	72,019	43,926

Total assets	$14,092,860	$9,590,447

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable and current portion of long-term obligations	$7,104	$27,507
Accounts payable	414,251	429,732
Accrued expenses	1,009,696	948,357
Income taxes payable	436,434	187,695
Deferred revenue	679,044	448,359

Total current liabilities	2,546,529	2,041,650
Deferred revenue	451,296	156,412
Convertible debt	129,966	—
Other liabilities	80,348	166,383

Commitments and contingencies
Stockholders’ equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,476,821 and 2,235,930 shares	24,768	22,359
Additional paid-in capital	6,894,823	3,580,025
Deferred compensation	(94,068)	(10,762)
Retained earnings	4,566,157	4,070,049
Accumulated other comprehensive income (loss), net	2,197	(53,488)
Treasury stock, at cost; 62,082 and 50,555 shares	(509,156)	(382,181)

Total stockholders’ equity	10,884,721	7,226,002

Total liabilities and stockholders’ equity	$14,092,860	$9,590,447

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	For the Twelve Months Ended
	December 31, 2003	December 31, 2002
Cash flows from operating activities:
Net income (loss)	$496,108	$(118,706)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	520,698	653,686
Non-cash restructuring, inventory and other special charges (reversals)	45,969	(26,027)
Amortization of deferred compensation	13,725	13,077
Provision for doubtful accounts	1,761	35,171
Deferred income taxes, net	(19,068)	74,088
Other	19,771	67,011
Changes in assets and liabilities:
Accounts and notes receivable	42,398	435,613
Inventories	(46,342)	240,377
Other assets	(25,760)	64,918
Accounts payable	(32,170)	4,240
Accrued expenses	(44,786)	(74,886)
Income taxes payable	230,156	(158,308)
Deferred revenue	412,818	236,813
Other liabilities	(94,048)	(1,333)

Net cash provided by operating activities	1,521,230	1,445,734

Cash flows from investing activities:
Additions to property, plant and equipment	(368,545)	(391,076)
Cash acquired from business acquisitions	323,930	—
Capitalized software development costs	(113,427)	(126,678)
Purchases of short and long-term available for sale securities	(6,430,482)	(8,437,486)
Sales of short and long-term available for sale securities	5,032,720	7,199,476
Maturities of short and long-term available for sale securities	304,408	226,408
Other	(61,801)	(47,037)

Net cash used in investing activities	(1,313,197)	(1,576,393)

Cash flows from financing activities:
Issuance of common stock	112,592	80,924
Purchase of treasury stock	(126,975)	(363,923)
Payment of long-term and short-term obligations	(30,406)	(29,694)
Proceeds from long-term and short-term obligations	4,736	1,516

Net cash used in financing activities	(40,053)	(311,177)

Effect of exchange rate changes on cash	14,848	(585)

Net increase (decrease) in cash and cash equivalents	182,828	(442,421)
Cash and cash equivalents at beginning of period	1,686,598	2,129,019

Cash and cash equivalents at end of period	$1,869,426	$1,686,598

Non-cash activity:
Exchange of net assets for equity investment	$—	$3,560
Issuance of common stock and stock options exchanged in business combinations	3,109,899	—

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Revenue Components

	Q1 2002	Q2 2002	Q3 2002	Q4 2002	YTD 2002	Q1 2003	Q2 2003	Q3 2003	Q4 2003	YTD 2003
Revenues
Systems	$741,578	$779,109	$662,417	$802,196	$2,985,300	$752,387	$803,814	$801,075	$957,411	$3,314,687
Software	282,323	320,568	283,591	346,611	1,233,093	298,591	321,249	344,584	444,443	1,408,867
Services	238,530	251,148	279,217	309,472	1,078,367	306,025	328,370	341,113	438,235	1,413,743
	1,262,431	1,350,825	1,225,225	1,458,279	5,296,760	1,357,003	1,453,433	1,486,772	1,840,089	6,137,297
Other Businesses	39,547	36,713	34,213	31,119	141,592	27,148	25,867	24,075	22,421	99,511

Total Consolidated Revenues	$1,301,978	$1,387,538	$1,259,438	$1,489,398	$5,438,352	$1,384,151	$1,479,300	$1,510,847	$1,862,510	$6,236,808

Percentage impact to revenue growth rates due to changes in exchange rates from the prior year						2.5%	3.1%	2.9%	5.1%	3.7%

EMC Corporation Supplemental Financial Data Revenue Analysis (in thousands) Unaudited Supplemental Revenue Data
	Q1 2003	Q2 2003	Q3 2003	Q4 2003	YTD 2003
Symmetrix Hardware and Software Revenue (a)	$574,944	$618,297	$624,847	$732,371	$2,550,459
CLARiiON Hardware and Software Revenue (a)	217,896	228,324	227,595	269,572	943,387
Connectivity Revenue (b)	130,290	136,578	136,637	161,478	564,983
EMC-only Platform Software Revenue (c)	199,791	211,461	228,994	251,452	891,698
Multi-Platform Software Revenue: (d)	98,800	109,788	115,590	192,991	517,169

EMC				$127,693
Legato				40,409
Documentum				24,889

Total Multi-Platform Software Revenue				$192,991

Software Maintenance Revenue:
EMC				$100,383
Legato				33,887
Documentum				4,238

Total Software Maintenance Revenue				$138,508

Total Software License and Maintenance Revenue				$582,951

Legato Software and Services Revenue				$77,299

Documentum Software and Services Revenue				$30,731

(a)	Includes hardware, hardware upgrades and platform software.
(b)	Includes Connectrix fibre channel switch/director revenues and Celerra file server revenue, exclusive of disk revenue.
(c)	Includes software products whose operation requires the EMC platform operating environments.
(d)	Includes software products whose operation does not require the EMC platform operating environments.

EMC CORPORATION

Supplemental Schedule of Earnings Adjusted to Expense Stock Options

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2003	2002	2003	2002
Net income (loss)	$220,097	$(63,916)	$496,108	$(118,706)
Stock option expense	(94,273)	(90,168)	(373,019)	(356,415)

Adjusted net income (loss)	$125,824	$(154,084)	$123,089	$(475,121)

Net income (loss) per weighted average share, basic—as reported	$0.10	$(0.03)	$0.22	$(0.05)

Net income (loss) per weighted average share, diluted—as reported	$0.09	$(0.03)	$0.22	$(0.05)

Adjusted net income (loss) per weighted average share, basic	$0.06	$(0.07)	$0.06	$(0.22)

Adjusted net income (loss) per weighted average share, diluted	$0.05	$(0.07)	$0.06	$(0.22)